Exhibit N



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report for The New America High Income Fund, Inc. dated January 17, 1997 (and to all references to our firm) included or incorporated by reference in Pre-Effective Amendment No. 1 and Amendment No. 20 to Registration Statement File Nos. 333-17619 and 811-5399, respectively.


                                                         /s/ Arthur Andersen LLP

                                                         ARTHUR ANDERSEN LLP


Boston, Massachusetts
January 31, 1997